Exhibit 99.1

FOR IMMEDIATE RELEASE	NEW YORK, NY (March 22, 2006)

INTERPUBLIC ANNOUNCES FOURTH QUARTER
AND FULL-YEAR 2005 RESULTS
Summary:
•	Revenue
•	Fourth quarter 2005 revenue of $1.9 billion, a decrease of 1.7% organically and 3.6% as reported, compared to the same period a year ago.

•	Revenue of $6.3 billion for the full-year 2005, a decrease of 0.7% organically and 1.8% as reported, compared to full-year 2004.
•	Operating and Net Results
•	Fourth quarter operating income of $57.6 million, compared to operating income of $312.1 million in the same period in 2004. Fourth quarter 2005 results include a $92.1 million non-cash long-lived asset impairment charge, primarily related to the write-down of goodwill at Lowe. Net loss of $34.2 million, or ($0.08) per diluted share in the current fourth quarter, compared to earnings of $125.3 million, or $0.22 per diluted share a year ago.

•	Full-year 2005 operating loss of $104.2 million, compared to a loss of $94.4 million in 2004. Net loss of $289.2 million, or ($0.68) per diluted share for the full-year 2005, compared to a net loss of $558.2 million, or ($1.34) per diluted share a year ago. 2004 results include significant impairment and other charges.

“There is no doubt that 2005 was a challenging year for our company. The organic revenue decline was marginal and we will continue cycling through a number of client losses during the next two to three quarters,” said Michael I. Roth, Chairman and CEO of Interpublic. “Our high costs were primarily associated with achieving key priorities of a turnaround. First, fixing weak financial systems and closing the book on historical accounting issues. We also made great strides in attracting top talent and ensuring the right leadership is in place at all of our agencies. This has led to increased competitive vitality in early 2006.”
Mr. Roth concluded that, “we strengthened our balance sheet last year and remain committed to conservative fiscal management as we move through the early stages of our turnaround. Despite disappointing financial results, during the course of 2005 we clearly made significant progress in positioning the company to move forward from a solid foundation.”
Fourth Quarter 2005 Operating Results
Revenue
Revenue decreased 3.6% in the fourth quarter of 2005 to $1.9 billion, compared with the year-ago period. This reflects a foreign currency translation effect of negative 0.7%, the impact of net divestitures of negative 1.2% and an organic decline in revenue of 1.7%.
In the United States, reported revenue increased 0.1%, while the organic growth in revenue was 1.6%, compared to the fourth quarter in 2004. Non-U.S. reported revenue decreased 7.2% in the fourth quarter of 2005 compared to 2004. Currency effect was negative 1.3%, the impact of net divestitures of negative 0.8 % and a resulting organic decline in revenue of 5.1%.
Operating Expenses

During the fourth quarter of 2005, salary and related expense was $1.1 billion, an increase of 8.4% compared to the same period in 2004. Adjusted for currency and the net effect of acquisitions/divestitures, salary and related expenses increased 11.4%. This increase reflects significantly higher severance expense associated with streamlining certain operations and upgrading talent, increased use of temporary personnel at certain units to support revenue gains and the global hiring of finance staff to address weaknesses in the accounting and control environment.
Compared to the same period in 2004, fourth quarter 2005 office and general expense increased 1.1% to $637.1 million.
The charge associated with the company’s Lowe unit was triggered by account losses that took place during the fourth quarter.
Non-Operating and Tax
Provision for income taxes in the fourth quarter of 2005 was $77.4 million, compared to a provision for income taxes of $130.6 million in the same period of 2004. The company’s tax rate in both periods was adversely affected by losses incurred in non-U.S. jurisdictions with tax benefits at rates lower than U.S. statutory rates or no tax benefit to the company.
Balance Sheet
At December 30, 2005, cash, cash equivalents and marketable securities totaled $2.2 billion, compared to $2.0 billion at the same point in 2004. At the end of 2005, total debt was $2.2 billion, the same level as at December 31, 2004. In keeping with its stated commitment to a conservative approach to fiscal management, during the fourth quarter of 2005, the company completed an offering of $525.0 million of convertible preferred stock. The company also indicated that, in light of fourth quarter operating results, it had successfully negotiated a waiver and amendment to its revolving credit facility.

Full-Year 2005 Operating Results
Revenue
Compared with the full-year 2004, revenue decreased 1.8% in 2005 to $6.3 billion. This reflects a 0.6% benefit of foreign currency translation, offset by net divestitures of 1.7% and organic decline in revenue of 0.7%.
For 2005, reported revenue in the United States decreased 1.4%, net divestitures had a negative impact of 0.8% and the resulting organic decline in revenue was 0.5% compared to 2004. Non-U.S. reported revenue decreased 2.2% in 2005 compared to 2004. Currency effect was 1.4%, net divestitures had a negative impact of 2.7% and the resulting organic decrease in revenue was 0.9%.
The company indicated that, during 2005 and in 2006, it is divesting a number of businesses that are non-strategic, chronically unprofitable or would never be Sarbanes-Oxley compliant at reasonable cost. These businesses were predominantly in markets outside the United States and operated at an aggregate net loss. As previously indicated, the company also believes that accounts lost in 2005 will adversely affect its comparative revenue results on an organic basis during the first six to nine months of 2006. As a result of these factors, with divestitures the larger of the two effects, the company estimates that it entered 2006 with a revenue base of approximately $5.9 billion.
Operating Expenses
During the full-year 2005, salary and related expense was $4.0 billion, an increase of 7.1% compared to 2004. Adjusted for currency and the net effect of acquisitions/divestitures, salary and related expenses increased 7.9%. The increase reflects higher severance associated with streamlining certain operations and upgrading talent, the global hiring of finance staff to address weaknesses in the accounting and control environment, as well as increased headcount at certain units to support new business. Total severance for the full-year 2005 was $162.5 million, compared to a like number of $74.6 million in 2004.
Compared to 2004, office and general expense for 2005 increased 1.7% to $2.3 billion. Adjusted for currency and the net effect of acquisitions/divestitures, office and general expenses increased 5.0%, reflecting a significant increase in professional fees related to the restatement process and Sarbanes-Oxley compliance efforts. Professional fees in 2005 totalled $332.8 million, compared to $238.0 million for the full-year 2004
The company incurred significant impairment and other charges in 2004, related to long-lived asset impairment at its Lowe and CMG operations, as well as contract termination costs associated with the exit from its Motorsports operations.
Non-Operating and Tax
For 2005, provision for income taxes was $81.9 million, compared to $262.2 million in 2004. The company’s tax rate in both periods was adversely affected by losses incurred in non-U.S. jurisdictions with tax benefits at rates lower than U.S. statutory rates or no tax benefit to the company.
Adjustments to 2005 Quarterly Results
The company’s comprehensive financial review process resulted in restatement of 2005 interim periods and the recording of immaterial out-of-period adjustments to fourth quarter 2005 financial results. These out-of-period adjustments relate primarily to accounting for vendor discounts and credits. Interim period adjustments relate to the accounting for a number of smaller items identified as part of the company’s extensive 2005 financial review process. The negative impact of these interim adjustments to 2005 net income were $2.6 million in the first quarter, $5.3 million in the second quarter and $6.2 million in the third quarter. The impact of the out-of-period adjustments on fourth quarter 2005 net income was $2.7 million.
Controller and Chief Accounting Officer
Along with its financial results, the company disclosed today that its Controller and Chief Accounting Officer, Nicholas S. Cyprus, had decided to leave the company. Mr. Cyprus will be replaced by Christopher Carroll, who recently joined the company as Controller of McCann Worldgroup.
“We want to thank Nick Cyprus for his contributions as we addressed very challenging and complex issues and began to build the foundation for Interpublic to become a quality financial organization from a reporting and control perspective. Nick has played an important role in this process and has developed the roadmap and built the team to remediate our issues going forward.” said Frank Mergenthaler, Interpublic’s Chief Financial Officer. “As a former Controller and Chief Accounting Officer of major multinational and public companies, Chris Carroll brings strength and depth of experience in the areas of financial controls and technology. I am confident that he will build on the progress our finance organization has been making during the past 12 months.”
Prior to joining McCann in 2005, Mr. Carroll served as Worldwide Controller of Avaya Communications and Financial Vice President at Lucent Technologies. He was also Chief Accounting Officer at MIM Corporation and Eyetech Pharmaceuticals. Before his tenure at Avaya, he spent 10 years in public accounting at the New York offices of PricewaterhouseCoopers, specializing in technology and communications.
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About Interpublic
Interpublic is one of the world’s leading organizations of advertising agencies and marketing services companies. Major global brands include Draft, Foote Cone & Belding Worldwide, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, MAGNA Global, McCann Erickson, Momentum, MRM, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.
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Contact Information

Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Cautionary Statement
This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our 2005 Annual Report on Form 10-K under Item 1A, Risk Factors. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	risks arising from material weaknesses in our internal control over financial reporting, including material weaknesses in our control environment;

•	potential adverse effects to our financial condition, results of operations or prospects as a result of our restatements of financial statements;

•	our ability to satisfy covenants under our credit facilities;

•	our ability to satisfy certain reporting covenants under our indentures;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates;

•	potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments in connection with the ongoing SEC investigation;

•	potential downgrades in the credit ratings of our securities;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.
Investors should carefully consider these factors and the additional risk factors outlined in more detail in our 2005 Annual Report on Form 10-K under Item 1A, Risk Factors.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
FOURTH QUARTER REPORT 2005 AND 2004 (UNAUDITED)
(Amounts in Millions except Per Share Data)

	Three Months Ended December 31,		Fav. (Unfav.)
	2005	2004	% Variance
Revenue
United States	$983.6	$983.0	0.1
International	912.1	982.7	(7.2)

Total Revenue	1,895.7	1,965.7	(3.6)

Operating (Income) Expenses
Salaries and Related Expenses	1,107.5	1,021.9	(8.4)
Office and General Expenses	637.1	630.3	(1.1)
Restructuring Charges (Reversals)	1.4	(4.4)	(131.8)
Long-Lived Asset Impairment and Other Charges	92.1	5.8	(1,487.9)

Total Operating Expenses	1,838.1	1,653.6	(11.2)

Operating Income	57.6	312.1	(81.5)

Expenses and Other Income
Interest Expense	(46.1)	(44.3)
Debt Prepayment Penalty	—	(9.8)
Interest Income	26.8	19.5
Investment Impairments	(7.1)	(26.4)
Litigation Reversals	—	32.5
Other Income (Expense)	13.4	(13.5)

Total Expenses and Other Income	(13.0)	(42.0)

Income from Continuing Operations before Provision for Income Taxes	44.6	270.1
Provision for Income Taxes	77.4	130.6

Income (Loss) from Continuing Operations of Consolidated Companies	(32.8)	139.5
Income Applicable to Minority Interests (net of tax)	(7.2)	(10.3)
Equity in Net Income of Unconsolidated Affiliates (net of tax)	8.1	1.1

Income (Loss) from Continuing Operations	(31.9)	130.3
Income from Discontinued Operations (net of tax)	9.0	—

Net Income (Loss)	(22.9)	130.3

Dividends on Preferred Stock	11.3	5.0

Net Income (Loss) Applicable to Common Stockholders	$(34.2)	$125.3

Earnings (Loss) Per Share of Common Stock:
Basic:
Continuing Operations	$(.10)	$.25 *
Discontinued Operations	.02	—

Total	$(.08)	$.25

Diluted:
Continuing Operations	$(.10)	$.22 *
Discontinued Operations	.02	—

Total	$(.08)	$.22

Dividend Per Share	—	—
Weighted Average Shares:
Basic	425.5	417.8
Diluted	425.5	518.9

*Due to the existence of income from continuing operations, basic and diluted EPS have been calculated using the two-class method pursuant to EITF Issue No. 03-6 for the quarter ended December 31, 2004. For the quarter ended December 31, 2004, the two-class method resulted in a decrease of $22.6 and $12.2 in net income (numerator) for the basic and diluted EPS calculations, respectively.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
FOURTH QUARTER REPORT 2005 AND 2004 (UNAUDITED)
(Amounts in Millions except Per Share Data)

	Twelve Months Ended December 31,		Fav. (Unfav.)
	2005	2004	% Variance
Revenue
United States	$3,461.1	$3,509.2	(1.4)
International	2,813.2	2877.8	(2.2)

Total Revenue	6,274.3	6,387.0	(1.8)

Operating (Income) Expenses
Salaries and Related Expenses	3,999.1	3,733.0	(7.1)
Office and General Expenses	2,288.1	2,250.4	(1.7)
Restructuring (Reversals) Charges	(7.3)	62.2	111.7
Long-Lived Asset Impairment and Other Charges	98.6	322.2	69.4
Motorsports Contract Termination Costs	—	113.6	—

Total Operating Expenses	6,378.5	6,481.4	1.6

Operating Loss	(104.2)	(94.4)	(10.4)

Expenses and Other Income
Interest Expense	(181.9)	(172.0)
Debt Prepayment Penalty	(1.4)	(9.8)
Interest Income	80.0	50.8
Investment Impairments	(12.2)	(63.4)
Litigation Reversals	—	32.5
Other Income (Expense)	33.1	(10.7)

Total Expenses and Other Income	(82.4)	(172.6)

Loss from Continuing Operations before Provision for Income Taxes	(186.6)	(267.0)
Provision for Income Taxes	81.9	262.2

Loss from Continuing Operations of Consolidated Companies	(268.5)	(529.2)
Income Applicable to Minority Interests (net of tax)	(16.7)	(21.5)
Equity in Net Income of Unconsolidated Affiliates (net of tax)	13.3	5.8

Loss from Continuing Operations	(271.9)	(544.9)
Income from Discontinued Operations (net of tax)	9.0	6.5

Net Loss	(262.9)	(538.4)

Dividends on Preferred Stock	26.3	19.8

Net Loss Applicable to Common Stockholders	$(289.2)	$(558.2)

Earnings (Loss) Per Share of Common Stock:
Basic and Diluted
Continuing Operations	$(.70)	$(1.36)
Discontinued Operations	.02	.02

Total	$(.68)	$(1.34)

Dividend Per Share	—	—

Weighted Average Shares:
Basic and Diluted	424.8	415.3